Exhibit 10.1

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

METALS ACQUISITION CORP
CONVERTIBLE PROMISSORY NOTE

Principal Amount: Not to Exceed $300,000 (See Schedule A)	Dated as of January 9, 2023

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Metals Acquisition Corp, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to the order of Green Mountain Metals LLC, a Cayman Islands limited liability company or its registered assigns or successors in interest (the “Payee”), or order, the principal balance as set forth on Schedule A hereto in lawful money of the United States of America; which schedule shall be updated from time to time by the parties hereto to reflect all advances and readvances outstanding under this Note; provided that at no time shall the aggregate of all advances and readvances outstanding under this Note exceed THREE HUNDRED THOUSAND DOLLARS ($300,000). All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.            Principal. All unpaid principal under this Note shall be due and payable in full on the earlier of (i) August 2, 2023 and (ii) the consummation of the acquisition of Cobar Management Pty. Limited (“CMPL”) and the CMPL owned Cornish, Scottish and Australian Mine (the “CSA Mine”) in Cobar, New South Wales, Australia, from Glencore Operations Australia Pty Limited (“Glencore”) (the acquisition of CMPL and the CSA Mine from Glencore, the “Business Combination”) pursuant to that certain Share Sale Agreement, dated as of March 17, 2022, by and among the Maker, Metals Acquisition Corp. (Australia) Pty Ltd and Glencore, as amended by the Deed of Consent and Covenant, dated as of November 22, 2022 (such earlier date, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). Any outstanding principal amount to date under this Note may be prepaid at any time by the Maker, at its election and without penalty; provided, however, that Payee shall have a right to first convert such principal balance pursuant to Section 6 below upon notice of such prepayment. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2.            Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.            Drawdown Requests. Maker and Payee agree that Maker may request up to THREE HUNDRED THOUSAND DOLLARS ($300,000) for transaction costs reasonably related to the Business Combination. The principal of this Note may be drawn down from time to time prior to the Maturity Date, upon written request from Maker to Payee (each, a “Drawdown Request”). Any advance hereunder shall be made by the Payee upon receipt of a written request of the Maker, related to ongoing expenses reasonably related to the business of the Maker and the consummation of the Business Combination (as defined below), and shall be set forth on Schedule A. Any advance hereunder shall only be made by the Payee as, and to the extent, expenses are incurred or are reasonably expected to be incurred and the amounts of such advance shall be used to pay or repay such expenses. Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than One Thousand Dollars ($1,000) unless agreed upon by Maker and Payee. Payee shall fund each Drawdown Request no later than one (1) business day after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under this Note is THREE HUNDRED THOUSAND DOLLARS ($300,000). No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

4.            Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.            Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a)           Failure to Make Required Payments. Failure by the Maker to pay the principal amount due pursuant to this Note within five (5) business days after the date specified above or issue warrants pursuant to Section 6 hereof, if so elected by the Payee.

(b)          Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c)           Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

6.            Conversion

(a)          Optional Conversion. At the option of the Payee, at any time on or prior to the Maturity Date, up to THREE HUNDRED THOUSAND DOLLARS ($300,000) in the aggregate outstanding under this Note (or any portion thereof), may be converted into warrants to purchase shares of Class A ordinary shares of the Maker (“Ordinary Shares”) at a conversion price (the “Conversion Price”) equal to $1.50 per warrant (“Warrants”). If the Payee elects such conversion, the terms of such Warrants issued in connection with such conversion shall be identical to the warrants issued to the Payee in the private placement that closed on August 2, 2021 (the “Private Placement Warrants”) in connection with the Maker’s initial public offering that closed on August 2, 2021 (the “IPO”); provided, however, that the Warrants shall not be subject to forfeiture in connection with the Business Combination and that each Warrant shall entitle the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants made after the date of issuance of the Private Placement Warrants. Before this Note may be converted under this Section 6(a), the Payee shall surrender this Note, duly endorsed, at the office of the Maker and shall state therein the amount of the unpaid principal of this Note to be converted and the name or names in which the certificates for Warrants are to be issued (or the book-entries to be made to reflect ownership of such Warrants with the Maker’s transfer agent). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Warrants upon such conversion shall be treated for all purposes as the record holder or holders of such Warrants as of such date. Each such newly issued Warrant shall include a restricted legend that contemplates the same restrictions as the Private Placement Warrants. The Warrants and Ordinary Shares issuable upon exercise of the Warrants shall constitute “Registrable Securities” pursuant to that certain Registration Rights Agreement, dated July 28, 2021, among the Maker, the Payee and certain other security holders named therein. The Warrants and Ordinary Shares issuable upon exercise of the Warrants will also constitute “Registrable Securities” under the Amended and Restated Registration Rights Agreement to be entered into by and among Maker, Glencore and certain owners of equity interests in the Maker concurrently with the closing of the Business Combination.

(b)          Remaining Principal. All accrued and unpaid principal of this Note that is not then converted into Warrants, shall continue to remain outstanding and to be subject to the conditions of this Note.

(c)          Fractional Warrants; Effect of Conversion. No fractional Warrants shall be issued upon conversion of this Note. In lieu of any fractional Warrants to the Payee upon conversion of this Note, the Maker shall pay to the Payee an amount equal to the product obtained by multiplying the Conversion Price by the fraction of a Warrant not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 6(c), this Note shall be cancelled and void without further action of the Maker or the Payee, and the Maker shall be forever released from all its obligations and liabilities under this Note.

7.            Remedies.

(a)           Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)           Upon the occurrence of an Event of Default specified in Sections 5(b) or 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

8.            Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

9.            Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

10.          Notices. All notices, statements or other documents that are required or contemplated by this Note shall be in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party, or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally or by facsimile or electronic transmission; one (1) business day after delivery to an overnight courier service; or five (5) days after mailing if sent by first class registered or certified mail.

11.          Construction. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

12.          Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.          Trust Waiver. Reference is made to the final prospectus of the Maker, dated as of July 28, 2021 and filed with the U.S. Securities and Exchange Commission (“SEC”) (File No. 333-257854) on July 30, 2021 (the “Prospectus”). Payee represents and warrants that it has received the Prospectus and understands that the Maker has established a trust account (the “Trust Account”) containing the proceeds of its IPO and the over-allotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Maker’s public shareholders (including over-allotment shares acquired by the Maker’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, the Maker may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their shares of the Maker in connection with the consummation of the Maker’s initial Business Combination (as such term is used in the Prospectus) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Shareholders if the Maker fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, subject to extension by amendment to the Maker’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any taxes or (d) to the Maker after or concurrently with the consummation of a Business Combination. For and in consideration of the Maker entering into this agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Payee hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this agreement, that neither Payee nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this agreement or any proposed or actual business relationship between the Maker or its Representatives, on the one hand, and Payee or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Payee on behalf of itself and its affiliates hereby irrevocably waive any Released Claims that it or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Maker or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with the Maker or its affiliates). Payee agrees and acknowledges that such irrevocable waiver is material to this agreement and specifically relied upon by the Maker and its affiliates to induce the Maker to enter into this agreement, and Payee further intends and understands such waiver to be valid, binding and enforceable against Payee and each of its affiliates under applicable law. To the extent Payee or any of its affiliates commence any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Maker or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Maker or its Representatives, Payee hereby acknowledges and agrees that Payee and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Payee or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein

14.          Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

15.          Successors and Assigns. Subject to the restrictions on transfer in Sections 16 and 17 below, the rights and obligations of the Maker and the Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

16.          Transfer of this Note or Securities Issuable on Conversion. With respect to any sale or other disposition of this Note or securities into which this Note may be converted, the Payee shall give written notice to the Maker prior thereto, describing briefly the manner thereof, together with (i) except for a Permitted Transfer, in which case the requirements in this clause (i) shall not apply, a written opinion reasonably satisfactory to the Maker in form and substance from counsel reasonably satisfactory to the Maker to the effect that such sale or other distribution may be effected without registration or qualification under any federal or state law then in effect and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion, or other evidence, and such written acknowledgement, the Maker, as promptly as practicable, shall notify the Payee that the Payee may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the note delivered to the Maker. If a determination has been made pursuant to this Section 16 that the opinion of counsel for the Payee, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to the Maker, the Maker shall so notify the Payee promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Maker such legend is not required in order to ensure compliance with the Securities Act. The Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of the Maker. Prior to presentation of this Note for registration of transfer, the Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Maker shall not be affected by notice to the contrary. For purposes hereof “Permitted Transfer” shall have the same meaning as any transfer that would be permitted for the Private Placement Warrants under the Letter Agreement, dated July 28, 2021, among the Maker, the Payee and the other parties thereto.

17.          Acknowledgment. The Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Payee understands that the acquisition of this Note involves substantial risk. The Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

METALS ACQUISITION CORP

By:	/s/ Marthinus (Jaco) J. Crouse
Name:	Marthinus (Jaco) J. Crouse
Title:	Chief Financial Officer

Acknowledged and agreed as of the date first above written.
GREEN MOUNTAIN METALS LLC,
a Cayman Islands limited liability company

By:	/s/ Mick McMullen
Name:	Mick McMullen
Title:	Manager

[Signature Page to Convertible Promissory Note]

SCHEDULE A

Subject to the terms and conditions set forth in the Note to which this schedule is attached to, the principal balance due under the Note shall be set forth in the table below and shall be updated from time to time to reflect all advances and readvances outstanding under the Note.

Date	Drawing	Description	Principal Undrawn Balance